Azure Midstream Partners, LP Reports $83 Million Drop Down Acquisition and
Second Quarter 2015 Financial Results
Second Quarter 2015 Highlights

•	Partnership announces $83 million drop down acquisition

•	Drop down adds strong fee-based cash flow and long-term minimum revenue commitment

•	Acquisition accretive to 2015 Adj. EBITDA and Distributable Cash Flow (“DCF”)

•	Partnership reports Adj. EBITDA of $11.4 million and DCF of $9.2 million

•	Partnership announced distribution of $0.37 per limited partner unit, or $1.48 annually

•	Distribution coverage ratio raised 5.2% to 1.14x.

Dallas, August 6, 2015 -- Azure Midstream Partners, LP (NYSE: AZUR) (“Azure” or the "Partnership"), announced it is acquiring the equity interests of Azure ETG, LLC ("ETG or the Acquisition") for total consideration of $83 million, subject to customary purchase price adjustments. The assets in the Acquisition include certain natural gas gathering pipelines located in Nacogdoches and Shelby Counties. The Acquisition will be closed imminently and will retrospectively include the financial results attributable to ETG for all periods beginning July 1, 2015.

The Partnership also announced financial and operating results for the three months ended June 30, 2015. Adjusted EBITDA for second quarter 2015 was $11.4 million, and distributable cash flow was $9.2 million, or $0.42 per limited partner unit, and net income of $1.7 million. Adjusted EBITDA and distributable cash flow are explained in greater detail under “Non-GAAP Financial Measures,” and reconciliations of these measures to their most directly comparable GAAP measures are included in the tables at the end of this release.

“ETG begins the strategy of growing the Partnership through accretive acquisitions that are supported by minimum volume commitments from our substantial asset portfolio at our parent company, Azure Midstream Energy, LLC. The unique geographical footprint of ETG presents many additional opportunities to the Partnership; including dry gas gathering in the prolific Shelby Trough region of the Haynesville Shale. Additionally, we are pleased to report our second quarter results, which are the strongest in our company’s history. As a result of our strong foundation of fee-based cash flows and the sponsorship by Azure, we are able to bolster distribution coverage in a challenging operational environment." stated I.J. "Chip" Berthelot, II.

Overview of the East Texas Gathering System
The acquired ETG system includes approximately 250 miles of gathering pipelines, three owned treating plants, 10 MMcf/d of processing capacity and four interconnections with major interstate pipelines providing 1.75 Bcf per day of access to downstream markets. A total of 336,000 gross acres in the Haynesville Shale and Bossier Shale formations are dedicated to ETG under 23 long-term producer contracts. Cash flow on ETG is supported by a substantial annual minimum revenue commitment through 2020 from an investment-grade producer and a firm transportation commitment from Azure Midstream Energy, LLC (“General Partner”). The revenue commitment effectively serves to protect future cash flows in the event the customer does not attain certain minimum production thresholds. Additional margin opportunities exist via treating fees at varying rates dependent upon gas service required.

The Acquisition is expected to be accretive to 2015 Adjusted EBITDA and DCF. ETG will be financed with an $80 million draw from the Partnership’s credit facility and the issuance of 255,319 limited partner units to its General Partner.

The terms of the Acquisition were approved by the board of directors of the General Partner, and by the Partnership’s conflicts committee. The conflicts committee engaged Simmons & Co. to act as its independent financial advisor and to render a fairness opinion, and Akin Gump Strauss Hauer & Feld, LLP to act as its legal advisor.

Because of common control aspects, the Acquisition is expected to be deemed a transaction between entities under common control and, as such, will be accounted for on an "as if pooled" basis for all periods in which common control existed.

Operating Environment

Following Azure Midstream Energy’s negotiation of the combination with Marlin Midstream Partners, LP in early 2015, natural gas, natural gas liquids, and crude oil prices have decreased over 35%, which have resulted in 30% to 50% reductions for producer drilling activities.

The Partnership is well positioned to manage through industry down cycles; however, the Partnership is not immune to negative impacts of major changes in commodity prices that affect similar changes in its customer’s production and drilling levels. As a reflection of lower production activity, and based on its current forecast of operational volumes and prices for natural gas and natural gas liquids, the Partnership has reduced the midpoint of its 2015 adjusted EBITDA guidance by 10% to $45 million on the expectation that producer drilling activity will remain below expected levels for the balance of 2015.

The Partnership is committed to maintaining and growing its distributions; while maintaining balance sheet stability. The annualized distribution coverage ratio during the guidance period is expected to be between 1.0 to 1.2 times.

Second Quarter 2015 Segment Results

Gathering & Processing Segment: Gross margin for the gathering and processing segment for the second quarter 2015 was $13.2 million. Gathered gas volumes processed were 275 MMcf/d and gas processed volumes were 185 MMcf/d for the second quarter 2015.

Logistics Segment: Gross margin for the logistics segment for the second quarter 2015 was $4.2 million. The logistics segment provided 22,496 BBls/d in transloading services for second quarter 2015.

The Partnership’s second quarter 2015 operating expenses were $3.8 million, recurring general and administrative expenses were $2.1 million, depreciation and amortization expenses were $5.2 million, and interest expense was $2.0 million.

Financial Presentation

On February 27, 2015, the General Partner completed the transactions (the "Transactions") with Marlin Midstream GP, LLC. Azure contributed its Legacy gathering system assets (the "Legacy System") to the Partnership in exchange for $162.5 million in consideration.

For accounting purposes, Azure’s Legacy System is the acquirer in the business combination because its General Partner obtained control of the Partnership. As a result, June 30, 2015 results determined in accordance with generally accepted accounting principles ("GAAP") included herein may not be comparable to prior periods.

Second Quarter 2015 Conference Call and Webcast

Azure will host a conference call to discuss second quarter 2015 results at 10:00 am CT (11:00 am ET) on August 6, 2015.

Interested parties can listen to a live webcast of the call from the Events & Presentations page of the Azure Investor Relations website at http://investor.azuremidstreampartners.com/phoenix.zhtml?c=253822&p=irol-calendar. An archived replay of the webcast will be available for 12 months following the live presentation.

The call can be accessed live over the telephone by dialing 1-877-815-2357, 1-330-968-0354 for international callers. The conference ID for the call is 85600648. A telephonic replay of the call will be available for 7 days and can be accessed by dialing 1-855-859-2056 or 1-404-537-3406 for international callers, with conference ID number 85600648.

AZURE MIDSTREAM PARTNERS, LP
SELECTED BALANCE SHEET DATA
(Unaudited)
(In Thousands, except unit amounts)

June 30,
2015
Selected Balance Sheet Data:
Cash and cash equivalents	$5,179
Total assets	703,946
Long-term debt	142,951
Total partners' capital	551,549

Azure Limited Partner's Capital:
Limited partner units outstanding June 30, 2015	21,419,901

AZURE MIDSTREAM PARTNERS, LP
SELECTED STATEMENT OF OPERATIONS DATA
(Unaudited)
(In Thousands)

Quarter Ended
June 30, 2015
Total operating revenues	$21,466
Operating expenses
Cost of natural gas and NGLs	4,139
Operation and maintenance	3,789
General and administrative	3,977
Depreciation and amortization expense	5,233
Total operating expenses	17,138
Operating income	4,328
Interest expense	1,980
Net income before tax	2,348
Income tax expense	646
Net income	$1,702

The following table presents a reconciliation of the non-GAAP financial measure Adjusted EBITDA to the GAAP financial measure of net income.

AZURE MIDSTREAM PARTNERS, LP
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In Thousands)

Quarter Ended
June 30, 2015
Net income	$1,702
Add (Deduct)
Interest expense	1,980
Income tax expense	646
Depreciation and amortization expense	5,233
Other adjustments (1)	1,864
Adjusted EBITDA	$11,425

(1) Other adjustments primarily consists of non-recurring and non-cash items, including non-recurring expenses associated with the Transactions and the Transition Services Agreement between Marlin and Azure.

The following table presents a reconciliation of net income to Adjusted EBITDA and DCF for second quarter 2015.

AZURE MIDSTREAM PARTNERS, LP
NON-GAAP FINANCIAL MEASURES
(Unaudited)

(In Thousands)	Quarter Ended
	June 30, 2015
Net income	$1,702
Add (Deduct):
Interest expense	1,980
Income tax expense	646
Depreciation and amortization expense	5,233
Other adjustments (1)	1,864
Adjusted EBITDA	$11,425
Deduct:
Interest expense	(1,708	),7)
Income tax expense	(225)
Maintenance capital expenditures	(292)
Distributable cash flow	$9,200

DCF per limited partner unit	$0.42
Distributions to limited partners	$8,053
Distributions per limited partner unit	$0.37
Distribution coverage ratio	1.14x

(1) Other adjustments consist primarily of certain non-recurring and non-cash items, associated with the Transactions previously described herein.
AZURE MIDSTREAM PARTNERS, LP
SELECTED OPERATING DATA
(Unaudited)

	Quarter Ended	Quarter Ended
	June 30, 2015	June 30, 2014
Average throughput volumes of natural gas (MMcf/d)	275	191
Average volume of processed gas (MMcf/d)	185
Transloading facilities (BBls/d)	22,496

About Azure Midstream Partners, LP

Azure Midstream Partners, LP, headquartered in Dallas, Texas, is a fee-based, growth oriented limited partnership formed to develop, operate, and acquire midstream energy assets. The Partnership provides natural gas gathering, transportation, and processing services; as well as NGL transportation and crude oil logistics services. The Partnership's assets include 747 miles of gathering lines in the horizontal Cotton Valley plays located in east Texas and north Louisiana and are capable of gathering 700 MMcf/d. The Partnership also has two natural gas processing facilities located in Panola County, Texas, and a natural gas processing facility located in Tyler County, Texas with 300 MMcf/d of cumulative processing capacity, two NGL transportation pipelines that connect its Panola County and Tyler County processing facilities to third party NGL pipelines capable of transporting 21,000 barrels per day, and three crude oil transloading facilities containing six crude oil transloaders with capacity to load 22,528 barrels per day.

Additional information about Azure Midstream Partners, LP can be found at www.azuremidstreampartners.com.

About Azure Midstream Energy, LLC

Azure is a midstream company with a focus on owning, operating, developing and acquiring midstream energy infrastructure in core producing areas in the United States. Azure owns 100% of Marlin Midstream GP, LLC, Marlin’s general partner, and 90% of the incentive distribution rights in Marlin. In addition to its ownership of Marlin, Azure provides natural gas gathering, compression, treating and processing services in north Louisiana and east Texas in the prolific Haynesville and Bossier Shale formations.

www.azuremidstream.com

Use of Non-GAAP Financial Measures

We report financial results in accordance with GAAP. We also present adjusted EBITDA and distributable cash flow each of which are non-GAAP financial measures. We define gross margin as total revenues less cost of natural gas and NGLs. We define Adjusted EBITDA as net income (loss), plus interest expense, income tax expense, depreciation and amortization expense, certain non-cash charges (such as non-cash equity based compensation, impairments, gains and losses on the sale of assets), transaction-related costs and selected charges that are unusual and non-recurring; less interest income, income tax benefit and select gains that are unusual or non-recurring.

We define distributable cash flow as adjusted EBITDA plus cash interest income, less cash interest paid, income tax expense and maintenance capital expenditures. Our definitions of these non-GAAP financial measures may differ from the definitions of similar measures used by other companies. Management uses these non- GAAP financial measures in making financial, operating and planning decisions and in evaluating our financial performance. Furthermore, management believes that these non-GAAP financial measures may provide users with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. These measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Reconciliations of GAAP to non-GAAP financial measures are attached to this release.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate revenues, income or cash flow or to make distributions are forward-looking statements. The forward-looking statements in this press release include statements regarding Azure and its affiliates, including statements about (1) the benefits of the recent transactions described herein, including Azure’s ability to successfully make future acquisitions, to maintain or increase future distributions, and to capitalize on certain commercial and operational synergies, (2) future expectations and projections of results of operations or financial condition and (3) the anticipated financial performance of Azure for the fiscal year 2015. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations of Azure may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond Azure's ability to control or predict. These statements are necessarily based upon various assumptions involving judgments with respect to the future, including, among others, conditions in the capital and credit markets; the ability to achieve synergies and revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets; commodity prices; weather conditions; environmental conditions; business and regulatory or legal decisions; the timing and success of business development efforts; terrorism; and other uncertainties. In addition, an extensive list of specific material risks and uncertainties affecting Azure is contained in its 2014 Annual Report on Form 10-K, as amended, and in our other public filings and press releases. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on Azure's results of operations or financial condition. Because of these uncertainties, you are cautioned not to put undue reliance on any forward-looking statement.

Institutional Investor Contact:
Azure Midstream Partners, LP
Eric T. Kalamaras - Chief Financial Officer
(214) 206-9499

Retail Investor Contact:
Azure Midstream Partners, LP
Stephen Ciupak - Director of Financial Strategy
(214) 646-1583

Media Relations Contact:
Steven C. Sullivan
(518) 587-5995